Exhibit 99.1

 DRI Corporation's Growth Plan is Supported by Record Federal Funding
               for Public Transit and Transit Security


    --  Legislation Provides More Than $9.4 Billion for Public
        Transportation and $400 Million for Transit Security

    -- Important Component of Recent Company Guidance on Expected Record-Level 2008 Revenue and Earnings

    DALLAS--(BUSINESS WIRE)--Dec. 21, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that, according to the American Public Transportation Association (APTA), both the House and Senate have passed legislation containing record-setting federal funding appropriations of more than $9.4 billion for public transportation and $400 million for transit security.

    "This is good news. It continues the federal funding increase momentum that began with the passage of SAFETEA-LU authorizing legislation. This is important to our 2008 plans, helps underpin our recent guidance on expected record-level earnings and revenue, and strengthens the U.S. transit and transit security markets. U.S. federal funding increases potentially lead to additional demand for DRI's transit communications and transit security equipment in our growth plans," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    The legislation is now up for signature by President Bush.
According to Mr. Turney, when the legislation is signed, the Company will have an opportunity to study the details and will then issue additional information.

    ABOUT APTA

    APTA is a nonprofit international association of more than 1,500 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the United States and Canada.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the passage of any federal appropriations legislation, the potential benefits to the Company as a result of that legislation, statements relating to what the legislation may reveal about Congressional intentions or future trends in the transit market, statements about how such trends may increase spending in the transit market and potentially increase market demand for the Company's products and services, as well as any statements which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," or "preliminarily," is a forward-looking statement. Such forward-looking statements are subject to risks and uncertainties, including without limitation, risks that the federal appropriations legislation is enacted in such a way that it may not achieve the results the Company currently anticipates, risk that the enaction of that legislation does not result in the anticipated benefits to the mass transit industry or the Company, risks that the legislation does not accurately predict Congressional intent or indicate a future trend in the mass transit industry, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are amended and supplemented by our quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated, and we undertake no obligation to provide updates or supplements to the information contained herein, including these forward looking statements, except as required by the rules and regulations of the Securities and Exchange Commission.

    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com